Exhibit 99.2

News Release

For further information contact: Investors: Anthony R. Muller Executive Vice President and CFO 408-546-4546 Press: Gerald Gottheil Director of Corporate Marketing and Communications 408-546-4400	JDS Uniphase Corporation 1768 Automation Parkway San Jose, CA 95131 USA Tel 408 546-5000 Fax 408 546-4372 www.jdsu.com

JDS UNIPHASE REPORTS FOURTH QUARTER AND ANNUAL RESULTS

Syrus Madavi Appointed President and Chief Operating Officer

Ottawa, Ontario, and San Jose, California, July 25, 2002 - JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for its fourth quarter and fiscal year ended June 30, 2002, and the appointment of Syrus Madavi as President and Chief Operating Officer.

Net sales for the fourth quarter were $222 million, 15% below net sales of $262 million for the third quarter ended March 30, 2002 and 63% below net sales of $601 million for the fourth quarter ended June 30, 2001. Net sales for the fiscal year ended June 30, 2002 were $1.1 billion, 66% below net sales of $3.2 billion reported for the fiscal year ended June 30, 2001.

Appointment of Syrus Madavi

Syrus Madavi, the Company's new President and Chief Operating Officer, brings a record of success in managing high technology businesses.

As a Senior Vice President at Texas Instruments Incorporated, Mr. Madavi managed a business with over $1 billion in sales that consisted of several acquired companies and existing business units. He reorganized the business based on core competencies and target markets that included fiberoptic and wireless communications.

As Chairman, President and CEO of Burr-Brown Corporation, a manufacturer of analog and mixed signal integrated circuits, Mr. Madavi increased the value of the company by emphasizing and capitalizing on research and development, honing market focus to, among others, high-speed communications including DWDM, wireless base stations and DSL. He led the company to a more than three-fold increase in sales in its core businesses, and from operating losses to solid profitability. Under his leadership, the company's valuation increased from less than $100 million in 1994 until it was acquired by Texas Instruments in 2000 for over $7 billion.

Most recently, Mr. Madavi has been serving as Executive Chairman of ON Semiconductors, a manufacturer of data-management semiconductors and standard semiconductor components. He will now become the non-executive chairman of ON Semiconductor.

"Syrus has applied his strong strategic and operational leadership to restructure three complex businesses in the past several years," noted Jozef Straus, Co-Chairman and CEO. "Each emerged with a relentless focus on customers, markets and applications and achieved exceptional financial results and market presence. These are exactly our objectives as we size the Company for current market conditions and prepare for future opportunities. We are very excited that Syrus has joined JDS Uniphase."

"I see a great deal of opportunity for JDS Uniphase," added Mr. Madavi. "While we are in a very difficult business downturn, I believe that the Company's long-term opportunities in fiberoptic telecommunications, data communications, and its optical technology products for other markets remain bright. I believe that JDS Uniphase has the resources to remain a leader - with its customer relationships, talented people, advanced technologies, strong manufacturing and financial strength. I look forward to working with Jozef and the many talented leaders in our organization as we meet the challenges and opportunities of our businesses."

The Company also announced that Gregory Dougherty, formerly its Chief Operating Officer, has elected to leave JDS Uniphase to spend time supporting a seriously ill family member.

"Greg has been a great leader at JDS Uniphase and earlier at SDL. We will miss him, and our hearts and best wishes are with him and his family," said Jozef Straus.

Chief Financial Officer

The Company also announced that Anthony R. Muller, Executive Vice President and Chief Financial Officer, has advised the Company of his plans to retire by the end of the first calendar quarter of 2003 during which he will turn 60. The Company has commenced considering candidates to be his successor.

Financial Results

For the fourth quarter ended June 30, 2002, the Company reported a GAAP loss of $997 million, or $0.73 per share. On a pro forma basis, excluding reduction of goodwill and other long-lived assets, acquired in-process research and development, post-acquisition adjustments to the value of inventory, amortization of purchased intangibles, stock-based compensation charges, payroll taxes on stock option exercises, gain on sale of subsidiary, and gains and losses on investments, the Company reported a net loss of $140 million, or $0.10 per share. The GAAP and pro forma results include $67 million in costs associated with the Global Realignment Program.

For the fiscal year ended June 30, 2002, the Company reported a GAAP loss of $8.7 billion, or $6.47 per share. On a pro forma basis, excluding reduction of goodwill and other long-lived assets, acquired in-process research and development, post-acquisition adjustments to the value of inventory, amortization of purchased intangibles, stock-based compensation charges, payroll taxes on stock option exercises, gain on sale of subsidiary, and gains and losses on investments, the Company reported a net loss of $721 million, or $0.54 per share. The GAAP and pro forma results include $443 million in costs associated with the Global Realignment Program.

Pro forma adjustments for both the fourth quarter and fiscal year ended June 30, 2002 are summarized in the Company's pro forma financial tables at the end of this release.

Editors' Note

Please note that analyst estimates typically exclude the restructuring and other costs associated with the Company's Global Realignment Program. The pro forma amounts shown in the financial tables of this release do not exclude such costs. This information should be noted in any comparison between the Company's pro forma results and First Call and I/B/E/S consensus analyst estimates of a pro forma net loss of $0.03 per share for the fourth quarter ended June 30, 2002 and a pro forma net loss of $0.11 per share for the fiscal year ended June 30, 2002.

Global Realignment Program

The Company reported that it is planning further restructuring activities under the Global Realignment Program in response to the continued business downturn. The Company reported the following progress and expectations in connection with the Global Realignment Program:

  To date, the Global Realignment Program has reduced the Company's annual costs by approximately $955 million. Because of the challenging environment in telecommunications markets, the Company will undertake further expense reductions that, when completed, are anticipated to generate an additional $160 million in annual cost savings for a total annual cost reduction rate of over $1.1 billion, as compared to its cost levels at the commencement of the downturn.

  The steps taken will include further reductions of employment and additional site closures. The Company's current global employment is slightly above 9,000 employees.

  The Company now estimates that the total cost of the Global Realignment Program will be approximately $1.2 billion, of which $943 million was recorded through the end of the fourth quarter of fiscal 2002.

Long-Lived Assets

The Company regularly evaluates the carrying value of its long-lived assets. For the fourth quarter and fiscal year ended June 30, 2002, the Company recorded reductions of $740 million and $5.9 billion, respectively, in the carrying value of the Company's goodwill and other long-lived assets as a result of this evaluation. Of the amount written down in the fourth quarter, $242 million was related to fixed assets. The write-down of long-lived assets reflects lower industry analyst forecasts for the optical component industry, lower forecasted sales and earnings for the Company, and further delays in the Company's anticipated recovery because of industry conditions.

Financial Condition

The Company's financial condition remained strong at June 30, 2002 with $1.4 billion in cash, money market and other highly liquid securities and $41 million in marketable equity securities. The Company generated $14 million in cash from operations in the fourth quarter, including $45 million in tax refunds.

Guidance

The Company anticipates net sales for the first quarter of fiscal 2003 will be $200 to $210 million as the downturn in the Company's markets continues. Much of the forecasted revenue decline is in components, typically among the Company's highest margin product lines. Therefore, at the net sales level projected for the first quarter of fiscal 2003, the Company expects pro forma gross margin will be in the range of 4% to 8% of net sales with a pro forma net loss of $.06 to $.08 per share, excluding charges under the Global Realignment Program.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. PDT on July 25, 2002 in a live webcast, which will also be archived for replay, on the Company's website at www.jdsu.com under Investor Relations / Webcasts & Presentations and on the Investor Relations Welcome page.

**************************************

JDS Uniphase, a worldwide leader in optical technology, designs and manufactures products for fiberoptic communications, as well as for markets where its core optics competency provides innovative solutions for industrial, commercial and consumer applications. JDS Uniphase's fiberoptic components and modules are deployed by system manufacturers for the telecommunications, data communications, and cable television industries. JDS Uniphase also produces products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information on JDS Uniphase is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and growth of the Company, the industry and the economy in general; (b) statements regarding the current industry downturn, the extent and duration thereof and the extent and sufficiency of the Company's response thereto; (c) statements regarding the expected level and timing of benefits to the Company from its Global Realignment Program and the expected costs thereof, and (d) any anticipation or guidance as to future financial performance, including expected sales levels, pro forma gross margin, and pro forma loss per share for the first quarter of fiscal year 2003. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; and (3) ongoing efforts to design products that meet customers' future needs and to manufacture such products at competitive costs.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" section included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)

                                                               Three Months Ended      Twelve Months Ended
                                                              ----------------------  ----------------------
                                                               June 30,    June 30,    June 30,    June 30,
                                                                 2002        2001        2002        2001
                                                              ----------  ----------  ----------  ----------
                                                              (unaudited) (unaudited) (unaudited)
Net sales                                                    $    221.7  $    601.1  $  1,098.2  $  3,232.8
Cost of sales                                                     252.1       926.0     1,171.1     2,306.7
                                                              ----------  ----------  ----------  ----------
Gross profit (loss)                                               (30.4)     (324.9)      (72.9)      926.1
Operating expenses:
   Research and development                                        63.7        94.3       254.8       325.9
   Selling, general and administrative                             94.2       155.4       382.9       818.1
   Amortization of purchased intangibles                           50.4     1,055.3     1,308.7     5,387.0
   Acquired in-process research and development                     3.2         0.6        25.3       393.2
   Reduction of goodwill and other long-lived assets              739.8    10,307.8     5,933.5    50,085.0
   Restructuring charges                                           27.8       264.3       260.0       264.3
                                                              ----------  ----------  ----------  ----------
Total operating expenses                                          979.1    11,877.7     8,165.2    57,273.5
                                                              ----------  ----------  ----------  ----------
Loss from operations                                           (1,009.5)  (12,202.6)   (8,238.1)  (56,347.4)
Interest and other income, net                                     12.3        10.6        48.3        48.5
Gain on sale of subsidiary                                          0.1         --          0.1     1,770.2
Gain (loss) on sale of investments                                  4.1      (559.1)       15.0      (559.1)
Reduction in fair value of investments                           (111.4)     (514.6)     (225.8)     (522.1)
Loss on equity method investments, net                             (1.0)      (30.5)      (54.6)     (883.9)
                                                              ----------  ----------  ----------  ----------
Loss before income taxes                                       (1,105.4)  (13,296.2)   (8,455.1)  (56,493.8)
Income tax expense (benefit)                                     (108.8)     (934.2)      237.3      (371.9)
                                                              ----------  ----------  ----------  ----------
Net loss                                                     $   (996.6) $(12,362.0) $ (8,692.4) $(56,121.9)
                                                              ==========  ==========  ==========  ==========

Net loss per share - basic and diluted                       $    (0.73) $    (9.39) $    (6.47) $   (51.40)
                                                              ==========  ==========  ==========  ==========
Shares used in per-share calculation - basic and diluted        1,365.0     1,316.4     1,344.3     1,091.9
                                                              ==========  ==========  ==========  ==========

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                               June 30,    June 30,
                                                                 2002        2001
                                                              ----------  ----------
                                                              (unaudited)
Current assets:
   Cash and cash equivalents                                 $    412.4  $    762.8
   Short-term investments                                       1,038.0     1,049.4
   Accounts receivable, less allowance for doubtful accounts
      of $42.9 at June 30, 2002 and $40.3 at June 30, 2001        134.4       477.6
   Inventories                                                    110.0       287.6
   Deferred income taxes                                           68.0       340.2
   Refundable income taxes                                         60.4        31.2
   Other current assets                                            34.1        87.5
                                                              ----------  ----------
Total current assets                                            1,857.3    3,036.3
Property, plant and equipment, net                                537.4     1,173.0
Deferred income taxes                                              43.9       806.3
Goodwill and other intangible assets                              509.7     7,045.6
Long-term investments                                              95.6       169.0
Other assets                                                        6.5        15.2
                                                              ----------  ----------
TOTAL ASSETS                                                 $  3,050.4  $ 12,245.4
                                                              ==========  ==========
Current liabilities:
   Accounts payable                                          $     66.2  $    190.6
   Accrued payroll and related expenses                            70.2       133.0
   Income taxes payable                                            31.3        30.6
   Deferred income taxes                                            2.2        63.0
   Restructuring accrual                                           95.8       105.2
   Warranty accrual                                                73.6        49.7
   Other current liabilities                                      143.2       276.4
                                                              ----------  ----------
Total current liabilities                                         482.5       848.5
Deferred income taxes                                              41.7       672.4
Other non-current liabilities                                       8.9        18.0

Stockholders' equity:
   Preferred stock                                                  --          --
   Common stock and additional paid-in capital                 68,457.9    67,955.3
   Accumulated deficit                                        (65,916.8)  (57,224.4)
   Accumulated other comprehensive loss                           (23.8)      (24.4)
                                                              ----------  ----------
Total stockholders' equity                                      2,517.3    10,706.5
                                                              ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $  3,050.4  $ 12,245.4
                                                              ==========  ==========

JDS UNIPHASE CORPORATION
OPERATING SEGMENT INFORMATION
(in millions)
(unaudited)

                                                                Three Months Ended     Twelve Months Ended
                                                              ----------------------  ----------------------
                                                               June 30,    June 30,    June 30,    June 30,
                                                                 2002        2001        2002        2001
                                                              ----------  ----------  ----------  ----------
Thin Film Products and Instrumentation:
  Shipments                                                  $     90.8  $    133.5  $    336.6  $    693.1
  Intersegment sales                                               (1.9)      (17.5)      (12.7)     (132.4)
                                                              ----------  ----------  ----------  ----------
Net sales to external customers                                    88.9       116.0       323.9       560.7
Operating income (loss)                                             2.8        (9.5)       (4.6)      182.9

Transmission and Network Components:
  Shipments                                                       131.8       483.5       767.5     2,670.3
  Intersegment sales                                                --          --          --          --
                                                              ----------  ----------  ----------  ----------
Net sales to external customers                                   131.8       483.5       767.5     2,670.3
Operating income (loss)                                          (184.4)     (451.4)     (872.8)      248.7

Net sales by reportable segments                                  220.7       599.5     1,091.4     3,231.0
All other net sales                                                 1.0         1.6         6.8         1.8
                                                              ----------  ----------  ----------  ----------
Total net sales                                                   221.7       601.1     1,098.2     3,232.8
                                                              ----------  ----------  ----------  ----------

Operating income (loss) by reportable segments                   (181.6)     (460.9)     (877.4)      431.6
All other operating income (loss)                                  15.4      (347.3)       36.4      (454.4)
Unallocated amounts:
  Acquisition-related charges and payroll
    taxes on stock option exercises                              (103.5)   (1,086.6)   (1,463.6)   (6,239.6)
  Reduction of goodwill and other long-lived assets              (739.8)  (10,307.8)   (5,933.5)  (50,085.0)
  Interest and other income, net                                   12.3        10.6        48.3        48.5
  Gain on sale of subsidiary                                        0.1         --          0.1     1,770.2
  Gain (loss) on sale of investments                                4.1      (559.1)       15.0      (559.1)
  Reduction in fair value of investments                         (111.4)     (514.6)     (225.8)     (522.1)
  Loss on equity method investments, net                           (1.0)      (30.5)      (54.6)     (883.9)
                                                              ----------  ----------  ----------  ----------
Loss before income taxes                                     $ (1,105.4) $(13,296.2) $ (8,455.1) $(56,493.8)
                                                              ==========  ==========  ==========  ==========

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                               Three Months Ended June 30, 2002
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $    221.7  $      --   $    221.7
Cost of sales                                                     252.1       (16.6)      235.5
                                                              ----------  ----------  ----------
Gross profit                                                      (30.4)       16.6       (13.8)
Operating expenses:
  Research and development                                         63.7       (13.9)       49.8
  Selling, general and administrative                              94.2       (19.3)       74.9
  Amortization of purchased intangibles                            50.4       (50.4)        --
  Acquired in-process research and development                      3.2        (3.2)        --
  Reduction of goodwill and other long-lived assets               739.8      (739.8)        --
  Restructuring charges                                            27.8         --         27.8
                                                              ----------  ----------  ----------
Total operating expenses                                          979.1      (826.6)      152.5
Loss from operations                                           (1,009.5)      843.2      (166.3)
Interest and other income, net                                     12.3         --         12.3
Gain on sale of subsidiary                                          0.1        (0.1)        --
Gain on sale of investments                                         4.1        (4.1)        --
Reduction in fair value of investments                           (111.4)      111.4         --
Loss on equity method investments, net                             (1.0)        1.0         --
                                                              ----------  ----------  ----------
Loss before income taxes                                       (1,105.4)      951.4      (154.0)
Income tax benefit                                               (108.8)       94.9       (13.9)
                                                              ----------  ----------  ----------
Net loss                                                     $   (996.6) $    856.5  $   (140.1)
                                                              ==========  ==========  ==========
Net loss per share - basic and diluted                       $    (0.73)             $    (0.10)
                                                              ==========              ==========
Shares used in per-share calculation - basic and diluted        1,365.0                 1,365.0
                                                              ==========              ==========

                                                               Three Months Ended June 30, 2001
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $    601.1  $      --   $    601.1
Cost of sales                                                     926.0       (22.6)      903.4
                                                              ----------  ----------  ----------
Gross profit                                                     (324.9)       22.6      (302.3)
Total operating expenses                                       11,877.7   (11,369.7)      508.0
                                                              ----------  ----------  ----------
Income (loss) from operations                                 (12,202.6)   11,392.3      (810.3)
Interest and other income, net                                     10.6         --         10.6
Loss on sale of investments                                      (559.1)      559.1         --
Reduction in fair value of investments                           (514.6)      514.6         --
Loss on equity method investments, net                            (30.5)       30.5         --
                                                              ----------  ----------  ----------
Loss before income taxes                                      (13,296.2)   12,496.5      (799.7)
Income tax benefit                                               (934.2)      662.4      (271.8)
                                                              ----------  ----------  ----------
Net loss                                                     $(12,362.0) $ 11,834.1  $   (527.9)
                                                              ==========  ==========  ==========
Net loss per share - basic and diluted                       $    (9.39)             $    (0.40)
                                                              ==========              ==========
Shares used in per-share calculation - basic and diluted        1,316.4                 1,316.4
                                                              ==========              ==========

____________________

*   Pro forma results for the three months ended June 30, 2002 exclude the $1.9 million effect on gross profit related to purchase accounting adjustments to the value of inventory; $50.4 million of amortization of purchased intangibles; $3.2 million of acquired in-process research and development; $739.8 million of reduction of goodwill and other long-lived assets; $0.1 million of payroll taxes on stock option exercises; $47.8 million of stock-based compensation charges; $0.1 million of gain on sale of subsidiary; $4.1 million of gain on sale of investments; $111.4 million of reduction in fair value of investments; and $1.0 million in activity related to equity method investments. Pro forma results for the three months ended June 30, 2001 exclude the $11.4 million effect on gross profit related to purchase accounting adjustments to the value of inventory; $1,055.3 million of amortization of purchased intangibles; $0.6 million of acquired in-process research and development; $10,307.8 million of reduction of goodwill and other long-lived assets; $12.5 million refund of payroll taxes on stock option exercises; $29.7 million of stock-based compensation charges; $559.1 million of loss on sale of investments; $514.6 million of reduction in fair value of investments; and $30.5 million in activity related to equity method investments.

JDS UNIPHASE CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                                Twelve Months Ended June 30, 2002
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $  1,098.2  $      --   $  1,098.2
Cost of sales                                                   1,171.1       (45.0)    1,126.1
                                                              ----------  ----------  ----------
Gross profit                                                      (72.9)       45.0       (27.9)
Operating expenses:
  Research and development                                        254.8       (31.3)      223.5
  Selling, general and administrative                             382.9       (53.2)      329.7
  Amortization of purchased intangibles                         1,308.7    (1,308.7)        --
  Acquired in-process research and development                     25.3       (25.3)        --
  Reduction of goodwill and other long-lived assets             5,933.5    (5,933.5)        --
  Restructuring charges                                           260.0         --        260.0
                                                              ----------  ----------  ----------
Total operating expenses                                        8,165.2    (7,352.0)      813.2
Loss from operations                                           (8,238.1)    7,397.0      (841.1)
Interest and other income, net                                     48.3         --         48.3
Gain on sale of subsidiary                                          0.1        (0.1)        --
Gain on sale of investments                                        15.0       (15.0)        --
Reduction in fair value of investments                           (225.8)      225.8         --
Loss on equity method investments, net                            (54.6)       54.6         --
                                                              ----------  ----------  ----------
Loss before income taxes                                       (8,455.1)    7,662.3      (792.8)
Income tax expense (benefit)                                      237.3      (308.7)      (71.4)
                                                              ----------  ----------  ----------
Net loss                                                     $ (8,692.4) $  7,971.0  $   (721.4)
                                                              ==========  ==========  ==========
Net loss per share - basic and diluted                       $    (6.47)             $    (0.54)
                                                              ==========              ==========
Shares used in per-share calculation - basic and diluted        1,344.3                 1,344.3
                                                              ==========              ==========

                                                               Twelve Months Ended June 30, 2001
                                                              ----------------------------------
                                                                  As      Pro Forma
                                                               Reported   Adjustments Pro Forma*
                                                              ----------  ----------  ----------
Net sales                                                    $  3,232.8  $      --   $  3,232.8
Cost of sales                                                   2,306.7       (95.8)    2,210.9
                                                              ----------  ----------  ----------
Gross profit                                                      926.1        95.8     1,021.9
Total operating expenses                                       57,273.5   (56,228.7)    1,044.8
                                                              ----------  ----------  ----------
Loss from operations                                          (56,347.4)   56,324.5       (22.9)
Interest and other income, net                                     48.5         --         48.5
Gain on sale of subsidiary                                      1,770.2    (1,770.2)        --
Loss on sale of investments                                      (559.1)      559.1         --
Reduction in fair value of investments                           (522.1)      522.1         --
Loss on equity method investments, net                           (883.9)      883.9         --
                                                              ----------  ----------  ----------
Income (loss) before income taxes                             (56,493.8)   56,519.4        25.6
Income tax expense (benefit)                                     (371.9)      380.7         8.8
                                                              ----------  ----------  ----------
Net income (loss)                                            $(56,121.9) $ 56,138.7  $     16.8
                                                              ==========  ==========  ==========
Net income (loss) per share - basic                          $   (51.40)             $     0.02
                                                              ==========              ==========
Net income (loss) per share - diluted                        $   (51.40)             $     0.01
                                                              ==========              ==========

Shares used in per-share calculation - basic                    1,091.9                 1,091.9
                                                              ==========              ==========
Shares used in per-share calculation - diluted                  1,091.9                 1,130.3
                                                              ==========              ==========

____________________

*   Pro forma results for the twelve months ended June 30, 2002 exclude the $3.5 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $1,308.7 million of amortization of purchased intangibles; $25.3 million of acquired in-process research and development; $5,933.5 million of reduction of goodwill and other long-lived assets; $1.1 million of payroll taxes on stock option exercises; $124.9 million of stock-based compensation charges; $0.1 million of gain on sale of subsidiary; $15.0 million of gain on sale of investments; $225.8 million of reduction in fair value of investments; and $54.6 million in activity related to equity method investments. Pro forma results for the twelve months ended June 30, 2001 exclude the $71.5 million effect on gross profit related to purchase accounting adjustments to the value of inventory; $5,387.0 million of amortization of purchased intangibles; $393.2 million of acquired in-process research and development; $300.9 million of indirect acquisition costs paid to certain SDL executives; $50,085.0 million of reduction of goodwill and other long-lived assets; $30.1 million of payroll taxes on stock option exercises; $54.7 million of stock-based compensation charges; $1,768.1 million of gain on sale of subsidiary and related costs associated with the sale; $559.1 million of loss on sale of investments; $522.1 million of reduction in fair value of investments; and $883.9 million in activity related to equity method investments.